Exhibit 10.3

INTERCREDITOR AGREEMENT

dated as of

March 11, 2014,

among

CALLON PETROLEUM COMPANY

as Borrower,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as First Lien Administrative Agent

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Second Lien Administrative Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

TABLE OF CONTENTS

Page

TABLE OF CONTENTS

Page No.

Definitions1

Certain Defined Terms1

Other Defined Terms2

Terms Generally10

Lien Priorities10

Relative Priorities10

Prohibition on Contesting Liens11

No New Liens11

Similar Liens and Agreements11

Judgment Creditors12

No Debt Subordination12

Enforcement of Rights; Matters Relating to Collateral12

Exercise of Rights and Remedies12

No Interference16

Rights as Unsecured Creditors18

Automatic Release of Second Priority Liens18

Automatic Release of First Priority Liens19

Notice of Exercise of Second Liens20

Insurance and Condemnation Awards20

Payments20

Application of Proceeds20

Payment Over21

Certain Agreements with Respect to Unenforceable Liens21

Bailment for Perfection of Certain Security Interests22

Bailment for Perfection of Certain Security Interests22

Bailment for Perfection of Certain Security Interests – Other Control Collateral (Second Lien Administrative Agent)23

Insolvency Proceedings24

Finance and Sale Matters24

Relief from the Automatic Stay26

Reorganization Securities26

Post-Petition Interest26

Certain Waivers by the Second Lien Secured Parties27

Certain Voting Matters27

Separate Grants of Security and Separate Classification27

Other Agreements28

Matters Relating to Loan Documents28

Effect of Refinancing of Indebtedness under First Lien Loan Documents30

No Waiver by First Lien Secured Parties31

Reinstatement31

Further Assurances31

Notice of Exercise of Remedies32

Representations and Warranties32

Representations and Warranties of Each Party32

Representations and Warranties of Each Administrative Agent32

No Reliance; No Liability; Obligations Absolute33

No Reliance; Information33

No Warranties or Liability33

Obligations Absolute34

Miscellaneous35

Notices35

Conflicts36

Effectiveness; Survival36

Severability37

Amendments; Waivers37

Subrogation37

Applicable Law37

Waiver of Jury Trial37

SUBMISSION TO JURISDICTION38

Parties in Interest38

Specific Performance38

Headings38

Counterparts39

Provisions Solely to Define Relative Rights39

Sharing of Information39

1

INTERCREDITOR AGREEMENT dated as of March 11, 2014 (this “Agreement”), among CALLON PETROLEUM COMPANY, a Delaware corporation (the “Borrower”),  JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Administrative Agent”), and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Administrative Agent”).

RECITALS

A.Reference is made to (a) the Fifth Amended and Restated Credit Agreement dated as of March 11, 2014  (as amended, restated, or otherwise modified from time to time in accordance with this Agreement, the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and the First Lien Administrative Agent, (b) the Credit Agreement dated as of March 11, 2014  (as amended, restated, or otherwise modified from time to time in accordance with this Agreement, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), among the lenders from time to time party thereto (the “Second Lien Lenders”) and Second Lien Administrative Agent, and (c) the other Collateral Documents referred to in the Credit Agreements.

B.The First Lien Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the First Lien Collateral.

C.The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Second Lien Collateral.

D. The Credit Agreements require, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

Article I Definitions

Certain Defined Terms.    Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement, the Second Lien Credit Agreement or the Collateral Documents, as applicable.

Other Defined Terms.    As used in the Agreement, the following terms shall have the meanings specified below:

“Administrative Agents” shall mean collectively each of First Lien Administrative Agent and Second Lien Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person.  The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Borrowing Base” shall have the meaning assigned to such term in the First Lien Credit Agreement or, if the Indebtedness outstanding under the First Lien Loan Documents is Refinanced as contemplated by Section 7.02, as defined in the New First Lien Loan Documents, provided that such “Borrowing Base” is a conforming traditional corporate banking borrowing base for oil and gas secured loan transactions, similar with the existing transaction, including customary mechanisms for periodic redeterminations thereof.

“Closing Date” shall have the meaning assigned to such term in the First Lien Credit Agreement.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Collateral Documents” shall mean the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, the Second Lien Security Document that creates a Lien in the same manner on the same Collateral, granted by the same Grantor.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Equity Interest (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

“Credit Agreements” shall have the meaning assigned to such term in Recital A of this Agreement.

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“Discharge of First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of (except for any principal amount in excess of the First Lien Cap and any interest accrued on such excess, which for the avoidance of doubt, includes the aggregate undrawn maximum face amount of all letters of credit issued and outstanding under the First Lien Credit Agreement)  and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding, except for any such interest accrued on any principal amount in excess of the First Lien Cap) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full in cash of all other First Lien Obligations (other than Lender Swap Obligations or Treasury Management Obligations) that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements reasonably satisfactory to the First Lien Administrative Agent and the applicable Issuing Lender with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement, (d) termination of all Lender Swap Contracts and payment of all Lender Swap Obligations (or, with respect to any particular Lender Swap Contract, such other arrangements as have been made by the Borrower and the Swap Counterparty who is a party to such Lender Swap Contract (and communicated to the First Lien Administrative Agent) as provided in the First Lien Credit Agreement), (e) payment of all Treasury Management Obligations (or, with respect to any particular Treasury Management Agreement, such other arrangements as have been made by the Borrower and the Treasury Management Bank who is a party to such Treasury Management Agreement (and communicated to the First Lien Administrative Agent) as provided in the First Lien Credit Agreement), and (f) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.

“Disposition” shall mean any sale, lease, transfer, assignment, farm-out, conveyance, or other disposition.  “Dispose” shall have a correlative meaning.

“Enforcement Action” shall mean an action to:

(a)foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any Collateral, or otherwise exercise or enforce remedial rights with respect to any Collateral under the Loan Documents (including by way of set-off, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, notice to purchasers of production or exercise of rights under landlord consents, if applicable),

(b)solicit bids from third Persons to conduct the liquidation or disposition of any Collateral or to engage or retain sales brokers, marketing agents, auctioneers, or other third Persons for the purposes of promoting and selling any Collateral,

(c)otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to any Collateral at law, in equity, or pursuant to the Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising the Collateral), or

(d)effect the disposition of the Collateral by any Grantor after the occurrence and during the continuation of an “Event of Default” under the First Lien Loan Documents with the consent of First Lien Administrative Agent, or an “Event of Default” under the Second Lien Loan Documents with the consent of Second Lien Administrative Agent.

For the avoidance of doubt, “Enforcement Action” shall not include any forbearance from the exercise of any remedies by the First Lien Administrative Agent or any other First Lien Secured Party or by the Second Lien Administrative Agent or any other Second Lien Secured Party, as the case may be.

“Equity Interest” means, with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person, including any options, warrants or similar rights to purchase such Equity Interests.

“Excluded Swap Obligation” shall have the meaning assigned to such term in the First Lien Credit Agreement.

“First Lien Administrative Agent” shall have the meaning assigned to such term in Recital A of this Agreement.

“First Lien Cap” means, as of any date of determination, the amount in respect of principal of the First Lien Obligations outstanding under the First Lien Credit Agreement not to exceed the sum of (a) the lesser of (i) the most recently established “Borrowing Base” under the First Lien Credit Agreement, determined by the requisite First Lien

Lenders in accordance with the First Lien Credit Agreement, or (ii) $500,000,000 and (b) the principal amount of any Borrowing Base Deficiency; provided, however, the amount set forth in clause (b) shall not include (A) any additional amounts in respect of principal to the extent such excess is the result of additional loans incurred or letters of credit issued (other than continuation of existing loans and renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) while a Borrowing Base Deficiency is in effect, or (B) the principal amount of any loan or letters of credit to the extent advancing such funds or issuing such letter of credit (other than the continuation of existing loans and renewal of outstanding letters of credit in amounts not exceeding the outstanding face amounts) would cause a Borrowing Base Deficiency. For the avoidance of doubt the calculation of “First Lien Cap” refers only to the outstanding principal balance of credit extended and the face amount of outstanding letters of credit under the First Lien Loan Documents and does not include Lender Swap Obligations or Treasury Management Obligations.

“First Lien Collateral” shall mean all assets of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Collateral Documents” means the Security Instruments as defined in the First Lien Credit Agreement.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the Recital A of this Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the Recital A of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement.

“First Lien Majority Lenders” shall mean the “Majority Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Obligations” shall mean the “Obligations”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the First Lien Lenders, (b) the First Lien Administrative Agent, (c) the Issuing Lenders, (d) the Treasury Management Banks, (e) the Swap Counterparties, (f) each other Person to whom any of the First Lien Obligations (including First Lien Obligations under any indemnification obligations) is owed, and (g) the successors and assigns of each of the foregoing.

“First Priority Liens” shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, whether created under the First Lien Collateral Documents or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Grantors” shall mean (a) the Borrower, (b) each other Person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations, and (c) each other Person that shall have provided a Guaranty or other similar credit support for either the First Lien Obligations or the Second Lien Obligations.

“Guarantors” shall mean, collectively, each Subsidiary that has guaranteed, or that may from time to time hereafter guarantees, the First Lien Obligations or the Second Lien Obligations.

“Hedge Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Indebtedness” shall mean and includes all obligations that constitute “Debt”, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Lender Swap Contract” shall mean a Hedge Contract between the Borrower or any Guarantor and a Swap Counterparty.

“Lender Swap Obligations” shall mean all obligations of the Borrower or any Guarantor owing to any Swap Counterparty under any Hedge Contract; provided that, (i) when any Swap Counterparty assigns or otherwise transfers any interest held by it under any Hedge Contract to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Lender Swap Obligations only if such assignee or transferee is also then a First Lien Lender or an Affiliate of a First Lien Lender and (ii) if a Swap Counterparty ceases to be a First Lien Lender or an Affiliate of a First Lien Lender, obligations owing to such Swap Counterparty shall be included as Lender Swap Obligations only to the extent such obligations arise from transactions under such Hedge Contracts that were (x) entered into at the time such Swap Counterparty was a First Lien Lender or an Affiliate of a First Lien Lender or (y) in existence on the Closing Date so long as such Swap Counterparty was a First Lien Lender or an Affiliate of a First Lien Lender on the Closing Date, in each case, without giving effect to any extension, increases, or modifications thereof which are made after such Swap Counterparty ceases to be a First Lien Lender or an Affiliate of a First Lien Lender; provided further that the definition of “Lender Swap Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Lien” means any interest in Property securing an obligation owed to, or securing a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties (as defined in the First Lien Credit Agreement).  The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations on or with respect to real property.  For the purposes of this Agreement, a Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“New First Lien Administrative Agent” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.

“Person”  (whether or not capitalized) means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

“Property”  of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean Indebtedness that Refinances First Lien Obligations pursuant to Section 7.02.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Collateral” shall mean all assets of any Grantor now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Collateral Documents” shall mean the “Security Instruments,” as defined in the Second Lien Credit Agreement.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in Recital A of this Agreement.

“Second Lien Majority Lenders” shall mean the “Majority Lenders,” as defined in the Second Lien Credit Agreement.

“Second Lien Lenders” shall have the meaning assigned to such term in Recital A of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents,” as defined in the Second Lien Credit Agreement.

“Second Lien Obligations” shall mean the “Obligations,” as defined in the Second Lien Credit Agreement.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Release” shall have the meaning assigned to such term in Section 3.05.

 “Second Lien Secured Parties” shall mean, at any time, (a) the Second Lien Lenders, (b) the Second Lien Administrative Agent, (c) each other Person to whom any of the Second Lien Obligations (including indemnification obligations) is owed and (d) the successors and assigns of each of the foregoing.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral securing the Second Lien Obligations, whether created under the Second Lien Collateral Documents or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a)(i).

“Subsidiary”  of a Person means any corporation or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time Equity Interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.  Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swap Counterparty” means any counterparty to a Hedge Contract with the Borrower or any Subsidiary; provided that, (i) with respect to any Hedge Contract existing on the Closing Date, such counterparty is a First Lien Lender or an Affiliate of a First Lien Lender on the Closing Date and (ii) with respect to any Hedge Contract entered into after the Closing Date, such counterparty is a First Lien Lender or an Affiliate of a First Lien Lender on such date.

“Swap Termination Value” means, in respect of any one or more Hedge Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Contracts, (a) for any date on or after the date such Hedge Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Contracts (which may include a Lender or any Affiliate of a Lender).

“Treasury Management Agreement” means any agreement governing the provision of Treasury Management Services.

“Treasury Management Bank” means (a) any Person that is a First Lien Lender or an Affiliate of a First Lien Lender at the time that it becomes a party to a Treasury Management Agreement with the Borrower or any Guarantor and (b) any First Lien

Lender on the Closing Date or Affiliate of such First Lien Lender that is a party to a Treasury Management Agreement with the Borrower or any Guarantor in existence on the Closing Date.

“Treasury Management Obligations” means any and all obligations of the Borrower or any Guarantor owing to a Treasury Management Bank, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Treasury Management Services.

“Treasury Management Services” means treasury or cash management services, including deposit accounts, funds transfer, foreign exchange, automated clearinghouse, commercial credit cards, purchasing cards, cardless e-payable services, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article II Lien Priorities

Relative Priorities.    Notwithstanding the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, and

notwithstanding any provision of the UCC or any other applicable law or the provisions of any Loan Document or any other circumstance whatsoever, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred, (a) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens, (b) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens, and (c) the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

Prohibition on Contesting Liens.    Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent, the Second Lien Administrative Agent, or any other First Lien Secured Party or Second Lien Secured Party to enforce this Agreement.

No New Liens.    The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, the Borrower shall not, and shall not permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless the applicable Grantor has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless the applicable Grantor has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement.  To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or the other First Lien Secured Parties, the Second Lien Administrative Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

Similar Liens and Agreements.    The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing, the parties hereto agree:

to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Administrative Agent or the Second Lien Administrative Agent,

the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents; and

that the Second Lien Collateral Documents shall be in all material respects in the same form as the First Lien Collateral Documents, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement.

Judgment Creditors.    In the event that any Second Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.

No Debt Subordination.    Nothing contained in this Agreement is intended to subordinate any debt claim by a Second Lien Secured Party to a debt claim by a First Lien Secured Party.  All debt claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu.

Article III Enforcement of Rights; Matters Relating to Collateral

Exercise of Rights and Remedies.

So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right to enforce rights and exercise remedies (including any right of setoff) with respect to the Collateral (including making determinations regarding the release, Disposition or restrictions with respect to the Collateral), or to commence or seek to commence any action or proceeding with respect to such rights or remedies (including any foreclosure action or proceeding or any Insolvency Proceeding), in each case, without any consultation with or the consent of the Second Lien Administrative Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing, in any Insolvency Proceeding, the Second Lien Administrative Agent and any Second Lien Secured Party may file a proof of claim or statement of interest with respect to the Second Lien Obligations;

the Second Lien Administrative Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that (A) no such action is, or could reasonably be expected to be, adverse to the First Priority Liens or the rights of the First Lien Administrative

Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) such action is otherwise not prohibited by the terms of this Agreement;

the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations; in each case, to the extent not prohibited by the terms of this Agreement;

the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, subject to the limitation in Section 3.03;

the Second Lien Secured Parties may seek equitable remedies including injunctive relief, available under the Second Lien Loan Documents and applicable law to the extent not prohibited by the terms of this Agreement;

the Second Lien Secured Parties may (A) present a cash bid for Collateral or purchase Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (B) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code; provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result thereof;

the Second Lien Administrative Agent and any Second Lien Secured Party may make any filing or motion and make any arguments with respect to the Second Lien Obligations and the Collateral that are, in each case, not prohibited by the terms of this Agreement;

the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization to the extent such plan is otherwise consistent with the terms hereof;

subject to Section 3.02(a), the Second Lien Administrative Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period;

the Second Lien Administrative Agent and any Second Lien Secured Party may join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Administrative Agent to the extent that any such action could not reasonably be expected to restrain, hinder, limit, delay or otherwise interfere with the exercise of remedies by the First Lien Administrative Agent (it being understood that no Second Lien Secured Party shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

the Second Lien Administrative Agent and any Second Lien Secured Party may inspect or appraise the Collateral (and engage or retain investment bankers, accountants, appraisers or other third Persons for the sole purposes of appraising or valuing the Collateral), or receive information or reports concerning the Collateral, in each case pursuant to the terms of the Second Lien Loan Documents and applicable law; and

the Second Lien Administrative Agent and any Second Lien Secured Party may enforce the terms of any subordination agreement with respect to any Indebtedness subordinated to the Second Lien Obligations to the extent that any such action could not reasonably be expected to restrain, hinder, limit, delay or otherwise interfere with the exercise of remedies by the First Lien Administrative Agent;

(the actions described in clauses (i) through (xii) above being referred to herein as the “Second Lien Permitted Actions”).  Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Administrative Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion.  Such Enforcement Action shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law.  The First Lien Administrative Agent agrees to provide at least five (5) days’ prior written notice to the Second Lien Administrative Agent of its intention to commence an Enforcement Action upon or Dispose of any Collateral, and written notice within five (5) days after such Enforcement Action is taken or Disposition is made.    Failure to give such notice shall not impair the effectiveness of such Enforcement Action or Disposition, nor create any claim or cause of action against the First Lien Administrative Agent or any First Lien Secured Party

The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents.

Notwithstanding anything in this Agreement to the contrary, following the earliest to occur of (i) the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, (ii) a payment default under the First Lien Credit Agreement that has not been cured within sixty (60) days of the occurrence thereof or (iii) the commencement of an Insolvency Proceeding, the Second Lien Secured Parties may, at their sole expense and effort, upon thirty (30) days prior written notice to the First Lien Administrative Agent and the Borrower (or such shorter notice as may be accepted by the First Lien Administrative Agent),  require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to an Assignment and Assumption (as such term is defined in the First Lien Credit Agreement)), all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Administrative Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of the First Lien Obligations plus all accrued and unpaid interest thereon plus all accrued and unpaid fees plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, an amount in cash equal to 105% thereof (and the Borrower shall have entered into arrangements reasonably satisfactory to the First Lien Administrative Agent and the applicable Issuing Lender with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement), (ii) obligations under Lender Swap Contracts, 100% of the aggregate Lender Swap Obligations then due and owing thereunder (unless, with respect to any particular Lender Swap Contract, such other arrangements have been made by the Borrower and the Swap Counterparty who is a party to such Lender Swap Contract in a manner satisfactory to such Swap Counterparty in its sole discretion), and (iii) Treasury Management Obligations, 100% of the aggregate Treasury Management Obligations then due and owing thereunder (unless, with respect to any particular Treasury Management Agreement, such other arrangements have been made by the Borrower and the Treasury Management Bank who is a party to such Treasury Management Agreement in a manner satisfactory to such Treasury Management Bank in its sole discretion).  In addition, such purchasers shall have the right to assume (and the applicable Swap Counterparty or Treasury Management Bank shall have the right to require such purchasers to assume) (i) any Lender Swap Contract that has not been terminated for payment to the Swap Counterparty thereunder of an amount equal to 100% of the Swap Termination Value thereof, plus any Lender Swap Obligations with respect thereto and (ii) any Treasury Management Agreement that has not been terminated for payment to the Treasury Management Bank thereunder of an amount equal to any Treasury Management Obligations with respect thereto.  In order to effectuate the foregoing, the First Lien Administrative Agent shall calculate, upon the written request of the Second Lien Administrative Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations.  Notwithstanding the foregoing, the First Lien

Administrative Agent and the First Lien Lenders shall retain any and all rights with respect to indemnification and other contingent obligations under the First Lien Loan Documents, Lender Swap Contracts and Treasury Management Agreements that are expressly stated to survive the termination of the First Lien Loan Documents,  any Lender Swap Contract or any Treasury Management Agreement, as applicable.

No Interference.

The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency Proceeding has been commenced, the Second Lien Secured Parties:

except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, (A) enforce or exercise, or seek to enforce or exercise, any Enforcement Action (including any right of setoff) with respect to any Collateral (including the enforcement of any right under any account control agreement (if any), any letter to purchasers of production, or any similar agreement or arrangement to which the Second Lien Administrative Agent or any other Second Lien Secured Party is a party) or (B) commence or join with any Person (other than the First Lien Administrative Agent) in commencing, or petition for or vote in favor of any resolution for, any action or proceeding with respect to such rights or remedies (including any foreclosure action); provided, however, that the Second Lien Administrative Agent may take any Enforcement Action or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Administrative Agent has delivered to the First Lien Administrative Agent written notice of an Event of Default as defined in the Second Lien Credit Agreement has occurred (with respect to each individual Event of Default, a “Standstill Period”);  which notice may only be delivered following the occurrence of and during the continuation of an Event of Default (as defined in the Second Lien Credit Agreement); provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Lien Administrative Agent or any other Second Lien Secured Party take any Enforcement Action with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Lien Administrative Agent or any other First Lien Secured Party shall have commenced, and shall be diligently and in good faith pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), an Enforcement Action with respect to all or any material portion of the Collateral (prompt written notice thereof to be given to the Second Lien Administrative Agent by the First Lien Administrative Agent;  provided that failure to give such notice shall not impair the effectiveness of such Enforcement Action, nor create any claim or cause of action against the First Lien Administrative Agent or any First Lien Secured Party) and (B) after the expiration of the Standstill Period (subject to the immediately preceding clause (A)), in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Administrative Agent on their behalf) have commenced any Enforcement Action to enforce their Lien with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently and in good faith pursuing such actions (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), neither the First Lien Secured Parties nor the First Lien Administrative Agent shall take any Enforcement Action, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding so long as the Second Lien Secured Parties (or the Second Lien Administrative Agent on their behalf) has complied with all other applicable provisions of this Agreement related to such Enforcement Action (including the turnover provisions in Article IV); and provided further that (x) the Standstill Period shall be tolled for so long as any automatic stay or any other stay or other order prohibiting the exercise of remedies by the First Lien Administrative Agent or the First Lien Secured Parties  with respect to the Collateral is in effect by operation of law or has been entered into by a court of competent jurisdiction and (y) the period set forth in the immediately preceding clause (B) shall be tolled for so long as any automatic stay or any other stay or other order prohibiting the exercise of remedies by the Second Lien Administrative Agent or the Second Lien Secured Parties with respect to the Collateral is in effect by operation of law or has been entered into by a court of competent jurisdiction;

will not contest, protest or object to any foreclosure action or proceeding brought in accordance with applicable law, by the First Lien Administrative Agent or any other First Lien Secured Party, or any other enforcement or exercise by any First Lien Secured Party of any rights or remedies relating to the Collateral under the First Lien Loan Documents or otherwise, so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Administrative Agent or any other First Lien Secured Party from commencing or pursuing any Enforcement Action with respect to the Collateral;

will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any Enforcement Action (including any right of setoff) with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

will not, except for Second Lien Permitted Actions and except as permitted under Section 3.03, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents (as such First Lien Loan Documents may be amended in accordance with Section 7.01(a)), including any Disposition of any Collateral, whether by foreclosure or otherwise; provided that this clause (v) shall not prohibit the Second Lien Secured Parties from taking any action against the Grantors so long as such action is not an Enforcement Action;

will not, except for Second Lien Permitted Actions and except as permitted under Section 3.03, assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshaling, appraisal, or valuation right that may be available under applicable law with respect to the Collateral; and

will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Document, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

provided, however, that, in the case of clauses (i) through (vii) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any Proceeds remaining from any such Enforcement Action taken by the First Lien Administrative Agent or any First Lien Secured Party in accordance with this Agreement after application of such Proceeds to Discharge the First Lien Obligations.

Rights as Unsecured Creditors.  The Second Lien Administrative Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors; provided that such action is not otherwise expressly prohibited by the terms of this Agreement.  Nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations, the receipt by the Second Lien Administrative Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Administrative Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor).

Automatic Release of Second Priority Liens.

If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents or (ii) an Enforcement Action with respect to the Collateral, including any Disposition of Collateral by way of foreclosure, deed-in-lieu or similar transaction, the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted following the Discharge of First Lien Obligations, then, the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Administrative Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Administrative Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Administrative Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, (i) in the case of a Disposition of Collateral or release of Guarantor (other than any such Disposition or release in connection with an Enforcement Action), the Second Priority Lien release and the release of such Guarantor shall not occur if such Disposition or release is not permitted under the terms of the Second Lien Credit Agreement, and (ii) any proceeds received from such Disposition or release in connection with an Enforcement Action shall be applied by the First Lien Administrative Agent to the First Lien Obligations and permanently reduce the credit exposure with respect to the First Lien Obligations.

Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

Automatic Release of First Priority Liens.    If, in connection with a sale of Collateral pursuant to an Enforcement Action after the expiration of the Standstill Period that is permitted in accordance with clause (B) of the second proviso to Section 3.02(a)(i), including any Disposition of Collateral, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, (x) releases any of the Second Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Second Lien Obligations (in each case, a “Second Lien Release”), then upon the closing of such sale the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, promptly execute and deliver to the Second Lien Administrative Agent such termination statements and releases as shall be reasonably requested by the Second Lien Administrative Agent to release the First Priority Liens on such Collateral and to release the obligations of such Guarantor under its guarantee of the First Lien Obligations; provided that so long as the Discharge of First Lien Obligations has not occurred, the proceeds of such sale shall be delivered to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties, and any payments with respect to such Second Lien Release that are received by the Second Lien Administrative Agent or any other Second Lien Secured Party, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties, in accordance with Section 4.02.

Notice of Exercise of Second Liens.  Each Second Lien Lender agrees that upon termination of the Standstill Period or such longer period as provided in Section 3.02(a) if any Second Lien Lender or the Second Lien Administrative Agent or other representative of such Second Lien Lender intends to commence any Enforcement Action, then such Second Lien Lender or the Second Lien Administrative Agent or other representative shall first deliver notice thereof in writing to the First Lien Administrative Agent both  not less than five (5) days prior to taking any such Enforcement Action, and  within five (5) days after such Enforcement Action is taken.  Such notices may be given during the Standstill Period.

Insurance and Condemnation Awards.    So long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral.  All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Administrative Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if the Second Lien Administrative Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 4.02.

Article IV Payments

Application of Proceeds.    So long as the Discharge of First Lien Obligations has not occurred, any Collateral or proceeds thereof received by the First Lien Administrative Agent in connection with any Disposition of, or collection on, such Collateral upon an Enforcement Action (including any right of setoff) shall be applied by the First Lien Administrative Agent to the First Lien Obligations in the order specified in the First Lien Credit Agreement, together with the concurrent permanent reduction of any revolving credit commitment thereunder in an amount equal to the amount of such payment up to the First Lien Cap.  Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Administrative Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Administrative Agent to the Second Lien Obligations.

Payment Over.    So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.03), received by the Second Lien Administrative Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon an Enforcement Action (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02.  This authorization is limited to the matters specified in the preceding sentence and is coupled with an interest and is irrevocable until such time as this Agreement is terminated.

Certain Agreements with Respect to Unenforceable Liens.  Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any First Priority Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Administrative Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred.  Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this

Section 4.03 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03.  This authorization is limited to the matters specified in the preceding sentence and is coupled with an interest and is irrevocable until such time as this Agreement is terminated.

Article V Bailment for Perfection of Certain Security Interests

Bailment for Perfection of Certain Security Interests.

The First Lien Administrative Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, in each case under the UCC, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of the First Lien Administrative Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Administrative Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as collateral agent for the Second Lien Secured Parties and as bailee for the Second Lien Administrative Agent.  The First Lien Administrative Agent shall not charge the Second Lien Secured Parties a fee for holding such Collateral as bailee pursuant hereto.

So long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist until the expiration of the Standstill Period or such longer period as provided under Section 3.02(a).  The obligations and responsibilities of the First Lien Administrative Agent to the Second Lien Administrative Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Article V.  Without limiting the foregoing, the First Lien Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors.  The First Lien Administrative Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Administrative Agent or any other Second Lien Secured Party.

Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall, and, if requested by the Second Lien Secured Parties or the Second Lien Administrative Agent in connection with an Enforcement Action permitted under Section 3.02, the First Lien Administrative Agent shall, transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty (other than a representation of the First Lien Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral), (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Administrative Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral.  In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the First Lien Administrative Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Administrative Agent to permit the Second Lien Administrative Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

The First Lien Administrative Agent shall not be required to take any such action requested by the Second Lien Administrative Agent that the First Lien Administrative Agent in good faith believes exposes it to personal liability for expenses or other amounts unless the First Lien Administrative Agent receives an indemnity reasonably satisfactory to it from the Second Lien Administrative Agent or Second Lien Secured Parties with respect to such action.

Bailment for Perfection of Certain Security Interests – Other Control Collateral (Second Lien Administrative Agent).    Each of the Second Lien Administrative Agent, each Second Lien Lender and each First Lien Lender agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Second Lien Administrative Agent, such Second Lien Lender or such First Lien Lender  or of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Second Lien Administrative Agent, Second Lien Lender or First Lien Lender, as applicable, shall, solely for the purpose of perfecting the First Priority Liens granted under the First Lien Loan Documents and the Second Priority Liens granted under the Second Lien Loan Documents, also hold such Other Pledged or Controlled Collateral as bailee for the First Lien Administrative Agent and, in the case of a Second Lien Lender or a First Lien Lender, also hold such Other Pledged or Controlled Collateral as bailee for the Second Lien Administrative Agent.  No obligations shall be imposed on the Second Lien Administrative Agent, any First Lien Lender or Second Lien Lender by reason of this Section 5.02, and none of the First Lien Administrative Agent, Second Lien Administrative Agent, First Lien Lender or Second Lien Lender shall have a fiduciary relationship in respect of any other party.  No party shall be required to take any action requested by any other party that such party in good faith believes exposes it to personal liability for expenses or other amounts unless such party receives an indemnity reasonably satisfactory to it from the party requesting action.  No Second Lien Lender, First Lien Lender or Second Lien Administrative Agent shall charge the First Lien Administrative Agent a fee for holding such Collateral as bailee pursuant hereto.

Article VI Insolvency Proceedings

Finance and Sale Matters.

Until the Discharge of First Lien Obligations has occurred, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Second Lien Secured Parties:

will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Administrative Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from (A) objecting to any provisions in any DIP Financing to the extent under a plan of reorganization providing that the DIP Financing can be rolled into an exit financing, (B) objecting to any DIP Financing which requires or approves a plan of reorganization, (C) objecting to any term of the DIP Financing requiring the sale, liquidation or disposition of Collateral before a default under the DIP Financing exists, or (D) asserting any objection to the DIP Financing available to an unsecured creditor;

except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens unless the First Lien Secured Parties are deemed by a court of competent jurisdiction to be fully secured on the petition date of any Insolvency Proceeding and have received payment in full in cash of current post-petition interest, incurred fees and expenses, then the Second Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments;

the Second Lien Administrative Agent and the Second Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of additional collateral, provided the First Lien Secured Parties shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all Obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other First Priority Liens under this Agreement and the Liens securing any DIP Financing; and

will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition; provided that (a) the cash proceeds of such sale are used to repay and permanently reduce the DIP Financing or the First Lien Obligations, and (b) the Lien of the Second Lien Secured Parties in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Administrative Agent) shall attach to the proceeds thereof, subject to the terms of this Agreement.

The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Lien Administrative Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Administrative Agent or any other First Lien Secured Party to any motion, relief, action or proceeding.  Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Administrative Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations.

Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent that the amount of such DIP Financing does not exceed the sum of (i) the outstanding principal amount of the pre-petition First Lien Obligations refinanced by such DIP Financing; provided that, with respect to the outstanding principal balance of credit extended and the face amount of outstanding letters of credit under the First Lien Loan Documents, such amount shall not exceed the First Lien Cap plus (ii) an amount equal to 10% of the outstanding principal amount of the pre-petition First Lien Obligations, whether or not refinanced by such DIP Financing; provided that, for purposes of such calculation, the outstanding principal balance of credit extended and the face amount of outstanding letters of credit under the First Lien Loan Documents, such amount shall not exceed the First Lien Cap.

Relief from the Automatic Stay.    The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, until the earlier to occur of (a) the Discharge of First Lien Obligations, and (b) the expiration of the Standstill Period, no Second Lien Secured Party shall, without the prior written consent of the First Lien Administrative Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

Reorganization Securities.    If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Post-Petition Interest.

The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Administrative Agent or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

Certain Waivers by the Second Lien Secured Parties.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement in accordance with Section 6.01, or any grant of a security interest in the Collateral, in any Insolvency Proceeding.

Certain Voting Matters.  Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties and the Second Lien Administrative Agent on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding.  Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Administrative Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

Separate Grants of Security and Separate Classification.  Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties and the Second Lien Administrative Agent on behalf of the Second Lien Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Loan Documents and the Second Lien Loan Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Lenders and Second Lien Lenders in respect of the Collateral constitute only one secured claim (rather than separate classes of first lien and second lien senior secured claims), then the Second Lien Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of first lien and second lien senior secured claims against the Borrower and/or other Grantors in respect of the Collateral with the effect being that  to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Lenders), the First Lien Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Lenders and  the Second Lien Lenders hereby acknowledge and agree to turn over to the First Lien Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Lenders.

Article VII Other Agreements

Matters Relating to Loan Documents.

The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreement may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Majority Lenders, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) increase any applicable interest rate with respect to the First Lien Obligations more than 200 basis points in the aggregate (including by a floor component in the calculation thereof) without the Borrower offering an equivalent increase in the interest rate under the Second Lien Loan Documents, except in connection with the imposition of a default rate of interest in accordance with the terms of the First Lien Loan Documents (as in effect on the date hereof); (ii) subject to the last sentence of this clause (a), add or increase any fees to the First Lien Loan Documents in excess of 50 basis points per fee or by 200 basis points in the aggregate to the fees set forth in the First Lien Loan Documents (as in effect on the date hereof); (iii) add or make more restrictive any event of default or any covenant with respect to the First Lien Obligations or make any change to any event of default or any covenant which would have the effect of making such event of default or covenant materially more restrictive, unless a corresponding amendment is offered to the Second Lien Lenders; (iv) add or change any mandatory prepayment provisions in the First Lien Loan Documents (other than in respect of Lender Swap Obligations) in a manner that would require a mandatory prepayment of the First Lien Obligations with Net Proceeds (as defined in the Second Lien Credit Agreement on the Closing Date)  of any Senior Unsecured Debt (as defined in the Second Lien Credit Agreement on the Closing Date) or Refinancing Preferred Stock (as defined in the Second Lien Credit Agreement on the Closing Date) in excess of an amount necessary to cure any Borrowing Base Deficiency; (v) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the Second Lien Obligations in a manner that is more restrictive than the prohibitions and restrictions contained in the First Lien Credit Agreement as in effect on the date hereof; (vi) subordinate in right of payment any of the First Lien Obligations, or subordinate the Lien on any of the Collateral securing the First Lien Obligations other than a subordination of such Liens to the capital lease Liens permitted under Section 6.02(c) of the Second Lien Credit Agreement and other Permitted Subject Liens;  (vii) amend the definitions of “Borrowing Base,” “Borrowing Base Deficiency,” “Oil and Gas Properties” or any of the component definitions thereof in a manner adverse to the Second Lien Lenders;  (viii) add additional Property as collateral to secure the First Lien Obligations unless the Borrower complies with Section 6.21(b) of the Second Lien Credit Agreement and Section 2.03 hereof; (ix) extend the final scheduled maturity of the First Lien Obligations (other than Lender Swap Contracts) past the final scheduled maturity of the Second Lien Obligations; (x) increase the Borrowing Base in excess of the First Lien Cap; (xi) increase the two percent (2.00%) additional margin of interest that becomes due in connection with a default; or (xii) contravene any provision of this Agreement.  For the avoidance of doubt, the limitations in clause (ii) above shall not apply to any borrowing base increase fee, upfront fees paid in a syndication, letter of credit issuance fee or any fee which may be payable only to the First Lien Administrative Agent, acting in such capacity or to the Issuing Bank, acting in such capacity, in each case, whether payable at one time or in multiple installments.

Until the Discharge of the First Lien Obligations occurs, without the prior written consent of the First Lien Majority Lenders, no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, or such Refinancing would (i) contravene the provisions of this Agreement, (ii) result in the aggregate principal amount of the loans made under the Second Lien Loan Documents to exceed $125,000,000, (iii) increase any applicable interest rate with respect to the Second Lien Obligations more than 200 basis points in the aggregate (including by a floor component in the calculation thereof) without the Borrower offering an equivalent increase in the interest rate under the First Lien Loan Documents, except in connection with the imposition of a default rate of interest in accordance with the terms of the Second Lien Loan Documents (as in effect on the date hereof), (iv) subject to the last sentence of this clause (b), add or increase any fees to the Second Lien Loan Documents by more than 50 basis points per fee or by 200 basis points in the aggregate to the fees set forth in the Second Lien Loan Documents (as in effect on the date hereof), (v) increase the two percent (2.00%) additional margin of interest that becomes due in connection with a default, (vi) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Loan Documents or add or increase the amount of any scheduled amortization payments thereunder, (vii) change the redemption, prepayment, repurchase, tender or defeasance provisions set forth in the Second Lien Loan Documents in a manner that would require a redemption, prepayment, repurchase, tender or defeasance not required pursuant to the terms of the Second Lien Loan Documents as of the date hereof or in a manner otherwise adverse to First Lien Secured Parties, (viii) add to the Second Lien Collateral other than as specifically provided by this Agreement, (ix) add or modify any default, event of default or covenant to make it materially more restrictive than the First Lien Credit Agreement or add or modify any financial covenant to make it more restrictive in proportional relation to the same covenant under the First Lien Credit Agreement (as such proportional relationship exists on the date hereof) or (x) directly prohibit or restrict the payment of principal of, interest on, or other amounts payable with respect to the First Lien Obligations.  For the avoidance of doubt, the limitations in clause (iv) above shall not apply to any fee (i) which may be payable only to the Second Lien Administrative Agent, acting in such capacity, whether payable at one time or in multiple installments or (ii) payable to the Second Lien Administrative Agent as a fee or original issue discount on any increase in the Commitments or the Loans under the Second Lien Credit Agreement.

The Borrower and the Second Lien Administrative Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Document shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed.  The Borrower and the Second Lien Administrative Agent further agrees that each Second Lien Collateral Document covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the subordination of such Second Lien Collateral Document to the First Lien Collateral Document covering such Collateral pursuant to this Agreement.

Until the Discharge of the First Lien Obligations occurs, in the event that the First Lien Administrative Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the First Lien Collateral Documents (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Document, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Administrative Agent, the Borrower or any other Grantor; provided, that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 6.04 of the Second Lien Credit Agreement and provided that there is a concurrent release of the corresponding First Priority Liens, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Administrative Agent without its prior written consent, (C) permit Liens on the Collateral which are not permitted under the terms of the Second Lien Loan Documents, (D) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (E) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Credit Agreement or any Second Lien Loan Document, and (ii) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Administrative Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent;  provided that, failure to give such notice shall not create any claim or cause of action against the First Lien Administrative Agent or any First Lien Secured Party for failing to give such notice for any reason whatsoever.

Effect of Refinancing of Indebtedness under First Lien Loan Documents.    If, substantially contemporaneously with the Discharge of First Lien Obligations, the Borrower Refinances the First Lien Indebtedness (including an increase thereof, or any change to the terms thereof to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Second Lien Administrative Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan

Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Collateral Documents for all purposes of this Agreement, (iv) the Administrative Agent under the New First Lien Loan Documents (the “New First Lien Administrative Agent”) shall be deemed to be the First Lien Administrative Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement.  Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Administrative Agent, the Second Lien Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Administrative Agent may reasonably request in order to provide to the New First Lien Administrative Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Administrative Agent is appointed to provide that the New First Lien Administrative Agent agrees to be bound by the terms of this Agreement.  In furtherance of Section 2.03, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.

No Waiver by First Lien Secured Parties.  Other than with respect to the Second Lien Permitted Actions and as may otherwise be provided herein, nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Administrative Agent or any other Second Lien Secured Party, including any request by the Second Lien Administrative Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Administrative Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Reinstatement.    If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

Further Assurances.  Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Borrower, for itself and on behalf of its Subsidiaries that are Grantors, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Notice of Exercise of Remedies.  Subject to the terms of this Agreement, each of the First Lien Administrative Agent and the Second Lien Administrative Agent shall endeavor to provide advance notice to each other of an acceleration of any Indebtedness in respect of the First Lien Obligations or the Second Lien Obligations, as the case may be (other than with respect to any automatic accelerations thereunder); provided, however, neither party’s failure to give such notice under this Section 7.06 shall create any claim or cause of action on the part of the other party against the party failing to give such notice for any reason whatsoever.  Nothing contained in this Section 7.06 shall limit, restrict, alleviate, or amend any notice requirement otherwise provided in this Agreement or otherwise required under applicable law.

Article VIII Representations and Warranties

Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

Representations and Warranties of Each Administrative Agent.  Each Administrative Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, to enter into this Agreement.

Article IX No Reliance; No Liability; Obligations Absolute

No Reliance; Information.    Each Administrative Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Loan Document to which they are party.  The First Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party, and the Second Lien Secured Parties shall have no duty to disclose to any First Lien Secured Party, any information relating to the Borrower or any of its Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates.  In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

No Warranties or Liability.

The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Administrative Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Administrative Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

The Second Lien Administrative Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Administrative Agent or any other First Lien Secured Party, and the First Lien Administrative Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Administrative Agent or any other Second Lien Secured Party, to act or refrain from acting in any manner, including without limitation any manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Administrative Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Administrative Agent or the other First Lien Secured Parties may take or permit or omit to take in a manner consistent with this Agreement with respect to (i) the First Lien Loan Documents, (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no Second Lien Secured Party shall have any liability to the First Lien Administrative Agent or any other First Lien Secured Party, and hereby waives any claim against any Second Lien Secured Party, arising out of any and all actions which the Second Lien Administrative Agent or the other Second Lien Secured Parties may take or permit or omit to take in a manner consistent with this Agreement with respect to (i) the Second Lien Loan Documents, (ii) the collection of the Second Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

Obligations Absolute.    The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Administrative Agent and the other First Lien Secured Parties and the Second Lien Administrative Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

any lack of validity or enforceability of any Loan Document;

subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or guaranty agreements, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations or Second Lien Obligations; or

any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Lien Obligations, or the Second Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

Article X Miscellaneous

Notices.  (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or delivered by electronic mail to the electronic mail address, as follows:

if to the Borrower or any other Grantor, to it at its address for notices set forth in the Credit Agreements; and

if to the First Lien Administrative Agent, to JPMorgan Chase Bank, National Association, JPMorgan Chase Bank, N.A., Mid-Corp Loan Administration, 10 South Dearborn, Floor 07, Chicago, IL  60603-2003, Attention: Awri Mckee, Facsimile: (888) 303-9732, with a copy to JPMorgan Chase Bank, National Association, 712 Main Street - 12 South, Houston, Texas 77002, Attention: Correne S. Loeffler, Facsimile: (713)  216-7794; and

if to the Second Lien Administrative Agent, to JPMorgan Chase Bank, National Association, 10 South Dearborn, 19th Floor, Mail Code IL1-0548, Chicago, Illinois 60603, Attention: Head of Operations, Facsimile: (312) 325-3172, with a copy to JPMorgan Chase Bank, National Association, 712 Main Street, 2nd Floor, Houston, Texas 77002, Attention: John Bass, Facsimile: (713) 216-5570.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if the sender receives an acknowledgement of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b)Electronic Communications.  Notices and other communications may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any party if such party has notified the other parties hereto that it is incapable of receiving notices by electronic communication.

Unless the applicable Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc.  Each Grantor and each Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Conflicts.  In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control; provided that nothing contained herein shall limit the right of (a) the First Lien Administrative Agent and the First Lien Lenders to declare an Event of  Default  (as defined in the First Lien Credit Agreement) when entitled to do so thereunder, or (b) the Second Lien Administrative Agent and the Second Lien Lenders to declare an Event of Default (as defined in the Second Lien Credit Agreement) when entitled to do so thereunder.

Effectiveness; Survival.  This Agreement shall become effective when executed and delivered by the parties hereto.  All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Amendments; Waivers.

No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Administrative Agent and the Second Lien Administrative Agent, provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of the Borrower or any Grantor without such Person’s prior written consent.

Subrogation.  The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, as between the Borrower and the other Grantors, on the one hand, and the Second Lien Secured Parties, on the other hand, any such payment that is paid over to the First Lien Administrative Agent pursuant to this Agreement shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Administrative Agent delivers any such payment to the Second Lien Administrative Agent.

Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Waiver of Jury Trial.    EACH PARTY HERETO HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY,

VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COURT.  EACH PARTY HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY RIGHT IT MAY HAVE TO THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.  EACH PARTY HERETO HEREBY AGREES THAT SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT.  EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Parties in Interest.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.  No other Person shall have or be entitled to assert rights or benefits hereunder.

Specific Performance.  Each Administrative Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

Headings.  Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03.  Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand.  Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Sharing of Information.  The Grantors agree that any information provided to the First Lien Administrative Agent, the Second Lien Administrative Agent, any First Lien Secured Party or any Second Lien Secured Party may be shared by such Person with any First Lien Secured Party, any Second Lien Secured Party, the First Lien Administrative Agent or the Second Lien Administrative Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CALLON PETROLEUM COMPANY

By:  /s/ Joseph C. Gatto, Jr.

Name:  Joseph C. Gatto, Jr.

Title:    Senior Vice President – Corporate Finance

Signature Page to Intercreditor Agreement
Callon Petroleum Company

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as First Lien Administrative Agent

By:  /s/ Correne S. Loeffler

Name:  Correne S. Loeffler

Title:    Executive Director

Signature Page to Intercreditor Agreement
Callon Petroleum Company

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Second Lien Administrative Agent

By:  /s/ John C. Bass

Name:    John C. Bass

Title:    Authorized Officer

Signature Page to Intercreditor Agreement
Callon Petroleum Company

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of March 11, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Callon Petroleum Company, JPMorgan Chase Bank, National Association, as First Lien Administrative Agent (as defined therein), and JPMorgan Chase Bank, National Association, as Second Lien Administrative Agent (as defined therein).  Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender.  The foregoing provisions are intended as an inducement to the lenders under the First Lien Credit Agreement to permit the incurrence of Debt under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Collateral Documents

“Reference is made to the Intercreditor Agreement dated as of March 11, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Callon Petroleum Company, JPMorgan Chase Bank, National Association, as First Lien Administrative Agent (as defined therein), and JPMorgan Chase Bank, National Association, as Second Lien Administrative Agent (as defined therein).  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Parties, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Parties hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex I